UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 3, 2007

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On October 3, 2007, Enterprise Bank & Trust (the “Bank”), a wholly owned subsidiary of Enterprise Financial Services Corp (the “Company”), entered into a Condominium Sale Contract (the “Purchase Agreement”) with Maryland Walk, LLC (the “Seller”). Pursuant to the Purchase Contract the Bank agreed to purchase two commercial condominium units (the “Units”) of Maryland Walk, a mixed use condominium located in Clayton, Missouri. The aggregate purchase price for the Units will be $3,366,000 (the “Purchase Price”), subject to adjustment as set forth in the Purchase Agreement. When completed, the Units will contain approximately 10,700 square feet on the first floor and lower level of the condominium complex and will house the Enterprise Trust Advisory Group.

     The closing of the purchase and sale of the Units is subject to, among other things, substantial completion (as defined in the Purchase Agreement) of the construction necessary to deliver the Units in “gray box” condition (the “Gray Box Build-Out”), which is estimated to occur on or around February 1, 2008. The Purchase Price includes the costs of the Gray Box Build-out.

     In addition, on or before the closing of the sale of the Units, the Bank and the Seller, or an affiliate of the Seller, will enter into a construction agreement (the “Construction Agreement”) pursuant to which the Seller, or its affiliate, will provide “white box” build-out construction services (the “White Box Build-out”). The Bank estimates that the cost of the White Box Build-out and customary finish work will be approximately $1,975,000, which will be in addition to the Purchase Price stated above. The Bank estimates that it will take occupancy of the Units on or around June 1, 2008.

     After the closing of the purchase and sale of the Units, the Bank will be obligated to pay Seller, or one of its affiliates, annual condominium fees of $1,853 per month.

     Robert E. Saur, a director of the Company, indirectly owns a controlling interest in the Seller. The Board of Directors of the Company, by action of disinterested directors, unanimously approved the Bank’s execution and deliver of the Purchase Agreement and the consummation of the transactions contemplated thereby.

Item 8.01 Regulation FD Disclosure

     On October 9, 2007, Registrant issued a press release announcing the Condominium Sale Contract between Enterprise Bank & Trust and Maryland Walk LLC. The press release is attached hereto as Exhibit 99.1 and is furnished to, but not filed with, the Commission.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Condominium Sale Contract, dated October 3, 2007, by and between Enterprise Bank & Trust and Maryland Walk LLC

99.1	Press Release dated October 9, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 9, 2007

ENTERPRISE FINANCIAL SERVICES CORP

/s/ Kevin C. Eichner
Kevin C. Eichner
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Condominium Sale Contract, dated October 3, 2007, by and between Enterprise Bank & Trust and Maryland Walk LLC

99.1	Press Release dated October 9, 2007